Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Genworth Financial, Inc., a Delaware corporation (the “Company”), hereby severally constitutes and appoints Michael D. Fraizer, Martin P. Klein and Leon E. Roday and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable and any amendments thereto, in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report and any such amendments shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date indicated below.

/s/ MICHAEL D. FRAIZER Michael D. Fraizer Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 14, 2012

/s/ MARTIN P. KLEIN Martin P. Klein Senior Vice President—Chief Financial Officer (Principal Financial Officer)	February 14, 2012

/s/ AMY R. CORBIN Amy R. Corbin Vice President and Controller (Principal Accounting Officer)	February 14, 2012

/s/ STEVEN W. ALESIO Steven W. Alesio Director	February 14, 2012

/s/ WILLIAM H. BOLINDER William H. Bolinder Director	February 14, 2012

/s/ NANCY J. KARCH Nancy J. Karch Director	February 14, 2012

/s/ J. ROBERT KERREY J. Robert Kerrey Director	February 14, 2012

/s/ RISA J. LAVIZZO-MOUREY Risa J. Lavizzo-Mourey Director	February 14, 2012

/s/ CHRISTINE B. MEAD Christine B. Mead Director	February 14, 2012

/s/ THOMAS E. MOLONEY Thomas E. Moloney Director	February 14, 2012

/s/ JAMES A. PARKE James A. Parke Director	February 14, 2012

/s/ JAMES S. RIEPE James S. Riepe Director	February 14, 2012